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                                               Exhibit 485(b)


                             BAKER & HOSTETLER LLP
                             65 EAST STATE STREET
                                  SUITE 2100
                             COLUMBUS, OHIO 43215
                                (614) 228-1541


February 27, 1998
VIA EDGAR SUBMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Attention:  Filing Desk
Stop 1-4
Washington, DC  20549-1004

Subject: FAIRPORT FUNDS -- Post-Effective Amendment No. 4 to Registration Statement on Form N-1A, Registration
                No. 33-84186, filed under the Securities Act of 1933, as amended (the "1933 Act"), and Amendment No. 5 to Registration Statement on Form N-1A, File No. 811-3028, filed under the Investment Company Act of 1940, as amended (the "Amendment")


Ladies and Gentlemen:

        Accompanying this letter for filing via EDGAR on behalf of Fairport Funds (the "Trust") is the above captioned Amendment. The Amendment is being filed under Rule 485(b) of the 1933 Act for the purposes of bringing the financial statements and other financial and non-financial information of the Trust up-to-date pursuant to Section 10(a)(3) of the 1933 Act and Rule 8b-16 of the Investment Company Act of 1940 and to make certain additional non-material changes.

        In connection with the Amendment, we hereby represent that, to the best of our knowledge and belief, the Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485 of the 1933 Act.


Yours very truly,
Baker & Hostetler

Kristen H. Ives, Esq.

cc(w/encl):    Charles A. Kiraly
               Arthur F. Anton
               Debra Potter
               James B. Griswold, Esq.